Exhibit 99.1

PRESS RELEASE

PRYSMIAN AND GENERAL CABLE ANNOUNCE ANTICIPATED CLOSING DATE OF JUNE 6, 2018 FOR

PRYSMIAN’S ACQUISITION OF GENERAL CABLE

Milan, Italy and Highland Heights, Kentucky, U.S. — June 2, 2018 — Prysmian Group (BIT: PRY) and General Cable Corporation (NYSE: BGC) today announced that the parties have been informed that they have obtained clearance from the Committee on Foreign Investment in the United States (CFIUS) for the proposed acquisition of General Cable by Prysmian. Such clearance was the last of the regulatory approvals sought in connection with the transaction.

As previously announced by General Cable, on February 16, 2018, stockholders of General Cable approved General Cable’s acquisition by Prysmian at a special meeting of General Cable’s stockholders called for such purpose.

Prysmian and General Cable currently expect that the closing of the transaction will occur on June 6, 2018, subject to the satisfaction or waiver of the remaining customary conditions to closing set forth in the merger agreement between the parties.

Prysmian Group

Prysmian Group is world leader in the energy and telecom cable systems industry. With almost 140 years of experience, sales of about €7.9 billion in 2017, over 21,000 employees across 50 countries and 82 plants, the Group is strongly positioned in high-tech markets and offers the widest possible range of products, services, technologies and know-how. It operates in the businesses of underground and submarine cables and systems for power transmission and distribution, of special cables for applications in many different industries and of medium and low voltage cables for the construction and infrastructure sectors. For the telecommunications industry, the Group manufactures cables and accessories for voice, video and data transmission, offering a comprehensive range of optical fibres, optical and copper cables and connectivity systems. Prysmian is a public company, listed on the Italian Stock Exchange in the FTSE MIB index.

General Cable

General Cable (NYSE:BGC), with headquarters in Highland Heights, Kentucky, is a global leader in the development, design, manufacture, marketing and distribution of aluminum, copper and fiber optic wire and cable products for the energy, communications, automotive, industrial, construction and specialty segments. General Cable is one of the largest wire and cable manufacturing companies in the world, operating manufacturing facilities in its core geographical markets, and has sales representation and distribution worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements also within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. Forward looking statements in this document include, but are not limited to, statements regarding the expected timing of the completion of the transaction, Prysmian’s operation of General Cable’s business following completion of the contemplated merger, the expected benefits of the transaction, and the future operation, direction and success of Prysmian’s and General Cable’s businesses. These forward-looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those anticipated in these forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties as to the timing of the contemplated merger; the possibility that the closing conditions to the contemplated merger may not be satisfied or waived; and other risks and uncertainties described in the section “Risk factors and uncertainties” in Prysmian’s most recent Annual Report (which is available on www.prysmian.com) and in General Cable’s annual report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K available at www.sec.gov. Subject to applicable law, neither Prysmian nor General Cable undertakes to publicly update or revise any of these forward-looking statements. This document does not constitute an offer to sell, or a solicitation of an offer to buy Prysmian or General Cable shares.

Contacts

Prysmian Group

Media Relations	Investor Relations

Lorenzo Caruso	Cristina Bifulco
Corporate and Business Communications Director	Investor Relations Director
Ph. 0039 02 6449.1	Ph. 0039 02 6449.1
lorenzo.caruso@prysmiangroup.com	mariacristina.bifulco@prysmiangroup.com

General Cable

Media Relations	Investor Relations

Lisa Fell	Len Texter
Director, Global Communications	SVP, Finance Global Controller & IR
Ph. 859-572-9616	Ph. 859-572-8684

This press release is available on the company website at www.prysmiangroup.com and in the mechanism for the central storage of regulated information provided by Spafid Connect S.p.A. at www.emarketstorage.com.